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                                    EXHIBITS

                                                                    EXHIBIT 21.1

                         HARVEST NATURAL RESOURCES, INC.
                              LIST OF SUBSIDIARIES

                                                           JURISDICTION
                    NAME                                 OF INCORPORATION
-------------------------------------------------        ----------------
Benton-Vinccler, C.A.*                                      Venezuela

Energy International Financial Institution, Ltd.*            Barbados

Benton Offshore China Company                                Colorado

Benton Offshore China Holding Company                        Delaware

HNR International B.V.                                   The Netherlands

HNR Finance B.V.                                         The Netherlands

         The names of certain subsidiaries have been omitted in reliance upon
Item 601(b)(21)(ii) of Regulation S-K.

         *All subsidiaries are wholly-owned by Harvest Natural Resources, Inc., except Benton-Vinccler, C.A. and Energy International Financial Institution which are owned 80 percent by Harvest Natural Resources, Inc.